EX-33.1
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Management Assessment of Compliance with Applicable Servicing Criteria

1. CitiMortgage, Inc. (the "Servicer") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, as set forth in Exhibit A hereto, in connection with the servicing of first lien residential mortgage loans, for which the Servicer performs a particular servicing function pursuant to a servicing agreement with a third party, except for (a) Freddie Mac, Fannie Mae, and Ginnie Mae residential mortgage loan securitizations unless part of a special bond program and (b) loans held for its own portfolio, utilizing the Citilink system (the "Platform") as of and for the year ended December 31, 2010;

2. The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities as of and for the year ended December 31, 2010. As set forth in Exhibit A hereto, the Servicer's management has determined that these Vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Servicer's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that the Vendors' activities comply in all material respects with the servicing criteria applicable to each Vendor. The Servicer's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ended
December 31, 2010;

4. The criteria listed as Inapplicable Servicing Criteria on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions involving the Platform;

5. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2010, except as described on Exhibit B hereto;

6. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2010;

7. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2010; and


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8. KPMG LLP, a registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2010.


February 25, 2011

By: /s/ Herb Gover
Name: Herb Gover
Title: Senior Vice President, CitiMortgage, Inc.
       Senior Officer in Charge of Servicing



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Exhibit A - Citilink Platform

                             SERVICING CRITERIA                APPLICABLE SERVICING CRITERIA           INAPPLICABLE SERVICING
                                                                                                               CRITERIA

                                                                                                    Performed by         NOT
                                                                                 Performed by       subservicer(s)    performed by
                                                                                 Vendor(s) for      or vendor(s)      CitiMortgage,
                                                                 Performed       which              for which         Inc. or by
Reference                        Criteria                        Directly        CitiMortgage,      CitiMortgage,     subservicer(s)
                                                                 by              Inc. is the        Inc. is NOT       or vendor(s)
                                                                 CitiMortgage,   Responsible        the Responsible   retained by
                                                                 Inc.            Party              Party ^1          CitiMortgage,
                                                                                                                      Inc. ^2

                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted            X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities              X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the transaction                                                                      X
                   agreements to maintain a back-up servicer
                   for the loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                    X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.

                   Cash Collection and Administration

1122(d)(2)(i)      Payments on loans are deposited                   X^i           X^ii
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on           X^iii         X^iv                                     X^v
                   behalf of an obligor or to an investor
                   are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees                   X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed, and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                      X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at           X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)of
                   the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as             X
                   to prevent unauthorized access.


1 Check only those criteria which are performed by subservicer(s) or vendor(s) retained by CitiMortgage.

2 Check only those criteria which CitiMortgage does NOT (i) perform directly,
  (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.



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                             SERVICING CRITERIA                APPLICABLE SERVICING CRITERIA           INAPPLICABLE SERVICING
                                                                                                               CRITERIA

                                                                                                    Performed by         NOT
                                                                                 Performed by       subservicer(s)    performed by
                                                                                 Vendor(s) for      or vendor(s)      CitiMortgage,
                                                                 Performed       which              for which         Inc. or by
Reference                        Criteria                        Directly        CitiMortgage,      CitiMortgage,     subservicer(s)
                                                                 by              Inc. is the        Inc. is NOT       or vendor(s)
                                                                 CitiMortgage,   Responsible        the Responsible   retained by
                                                                 Inc.            Party              Party ^1          CitiMortgage,
                                                                                                                      Inc. ^2

1122(d)(2)(vii)    Reconciliations are prepared on a
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are:
                   (A)  mathematically accurate;                     X
                   (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and
                   (D) contain explanations for reconciling
                   items. These reconciling items are
                   resolved within 90 calendar days of
                   their original identification, or such
                   other number of days specified in the
                   transaction agreements.

                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports:
                   (A) are prepared in accordance with               X
                   timeframes and other terms set forth in
                   the transaction agreements;
                   (B) provide information calculated in
                   accordance with the terms specified in
                   the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and
                   (D) agree with investors' or the
                   trustee's records as to the total unpaid
                   principal balance and number of loans
                   serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated            X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are             X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the             X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.

                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on loans                   X^vi                                                   X^vii
                   is maintained as required by the
                   transaction agreements or related
                   mortgage loan documents.

1122(d)(4)(ii)     Loans and related documents are                   X^viii                                                 X^ix
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals, or                       X
                   substitutions to the asset pool are made,
                   reviewed, and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on loans, including any                  X^x           X^xi
                   payoffs, made in accordance with the
                   related loan documents are posted
                   to the Servicer's obligor
                   records maintained no more than two
                   business days after receipt, or such
                   other number of days specified in the
                   transaction agreements, and allocated to
                   principal, interest, or other
                   items (e.g., escrow) in accordance
                   with the related loan documents.

1122(d)(4)(v)      The servicer's records regarding the              X
                   pool assets agree with the servicer's
                   records with respect to an obligor's
                   unpaid principal balance.


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                              SERVICING CRITERIA                APPLICABLE SERVICING CRITERIA           INAPPLICABLE SERVICING
                                                                                                               CRITERIA

                                                                                                    Performed by         NOT
                                                                                 Performed by       subservicer(s)    performed by
                                                                                 Vendor(s) for      or vendor(s)      CitiMortgage,
                                                                 Performed       which              for which         Inc. or by
Reference                        Criteria                        Directly        CitiMortgage,      CitiMortgage,     subservicer(s)
                                                                 by              Inc. is the        Inc. is NOT       or vendor(s)
                                                                 CitiMortgage,   Responsible        the Responsible   retained by
                                                                 Inc.            Party              Party ^1          CitiMortgage,
                                                                                                                      Inc. ^2


1122(d)(4)(vi)     Changes with respect to the terms or              X
                   status of an obligor's pool asset (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions               X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted, and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts            X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters, and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates            X
                   of return for pool assets with variable
                   rates are computed based on the related
                   pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for
                   an obligor (such as escrow accounts):
                   (A) Such funds are analyzed, in                   X^xii         X^xiii
                   accordance with the obligor's pool asset
                   documents, on at least an annual basis,
                   or such other period specified in the
                   transaction agreements;
                   (B) Interest on such funds is paid, or
                   credited, to obligors in accordance with
                   applicable pool asset documents and
                   state laws; and
                   (C) Such funds are returned to the
                   obligor within 30 calendar days of full
                   repayment of the related pool asset, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor
                   (such as tax or insurance payments) are           X^xiv         X^xv
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in
                   connection with any payment to be made on         X^xvi         X^xvii
                   behalf of an obligor are paid from the
                   servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an
                   obligor are posted within two business            X^xviii         X^xix
                   days to the obligor's records maintained
                   by the servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs, and                   X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                 X
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   this Regulation AB, is maintained as set
                   forth in the transaction agreements.


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Footnotes to Exhibit A Servicing Criteria

i. The servicer performs all of the criterion 1122(d)(2)(i) except for the lockbox, payoff, and exception functions, which are specific, limited activities.

ii. The vendor performs only the lockbox, payoff, and exception functions for criterion 1122(d)(2)(i).

iii. The servicer under criterion 1122(d)(2)(ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors and/or the paying agent for their disbursement to investors.

iv. Under criterion 1122(d)(2)(ii), in specific, limited instances the tax and insurance monitoring vendors make disbursements on behalf of an obligor.

v. The paying agent (another party participating in the servicing function for which the servicer is not the responsible party) makes authorized disbursements to investors.

vi. The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.

vii. The vendor performs the custodian function.

viii. The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.

ix. The vendor performs the custodian function.

x. The servicer performs all of the criterion 1l22(d)(4)(iv) except for the lockbox, payoff, and exception functions, which are specific, limited activities.

xi. The vendor performs only the lockbox, payoff, and exception functions for criterion 1122(d)(4)(iv).

xii. The servicer performs all of the functions under criterion 1122(d)(4)(x) except for specific, limited tax and insurance monitoring activity performed by vendors.

xiii. The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(x).

xiv. The servicer performs all of the functions under criterion 1122(d)(4)(xi) except for specific, limited tax and insurance monitoring activity performed by vendors.

xv. The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xi).

xvi. The servicer performs all of the functions under criterion 1122(d)(4)(xii) except for specific, limited tax and insurance monitoring activity performed by vendors.

xvii. The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xii).

xviii. The servicer performs all of the functions under criterion
1122(d)(4)(xiii) except for specific, limited tax and insurance monitoring activity performed by vendors.

xix. The vendors perform specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xiii).



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Exhibit B


1. Material instances of noncompliance by the Servicer.

Regulation AB Item - 1122(d)(4)(vii) - In certain instances, the Servicer has not obtained proper documentation as required by the transaction documents and internal policies with respect to foreclosure activities.


2. Servicer's commentary regarding material instances of noncompliance.

Beginning in the fall of 2009, Citi took a series of steps to strengthen its practices and add additional resources to ensure foreclosures were being processed correctly. As part of these improvements, Citi centralized its foreclosure operations into one unit, added staff and enhanced training for greater efficiency and control, and requires annual certification of its employees' understanding of the proper procedures. Also, managers were made accountable for regularly reviewing files to make certain that employees comply with the procedures. These improvements were fully implemented in February of 2010. Under Citi's existing procedures, affidavits are prepared by outside counsel to ensure compliance with each state's foreclosure laws, and each package is reviewed by a Citi employee who verifies the information and signs the foreclosure affidavit in the presence of a notary. When errors are found, the documents are returned to the attorney, who revises the package and resubmits the documents for review. Foreclosures are monitored to make certain that staffing is adequate to review the affidavits properly. The changes and safeguards implemented during the fall of 2009 and 2010 give Citi confidence that there are no systemic issues in its existing foreclosure processes. To date, Citi's review of foreclosure affidavits has not identified cases where Citi foreclosed on a property in error.